Exhibit 99.1

NASDAQ to Acquire Philadelphia Stock Exchange

Nov 7, 2007 (PrimeNewswire via COMTEX News Network) —

Accretive Deal Significantly Diversifies

  NASDAQ Product Portfolio and Offerings

NASDAQ and Philadelphia Stock Exchange to Host Investor

      and Media Conference Calls & Webcast Today At 8:30 A.M. for

    Analysts and Investors and 10:00 A.M. for Press

NEW YORK and PHILADELPHIA, Nov. 7, 2007 (PRIME NEWSWIRE)—The Nasdaq Stock Market, Inc. (NASDAQ(r)) (Nasdaq:NDAQ) today announced that it has entered into a definitive agreement to acquire the Philadelphia Stock Exchange (PHLX). The acquisition of PHLX, the third largest options market in the U.S. and the nation’s oldest stock exchange, significantly diversifies NASDAQ’s product portfolio by providing NASDAQ with one of the premier options trading platforms in the U.S. This acquisition brings to NASDAQ an organization with a strong track record of building market share in a very competitive options marketplace, which has grown by more than 30% annually since 2003.

Under the terms of the agreement, NASDAQ will pay $652 million in cash consideration for the capital stock of the Philadelphia Stock Exchange. This transaction is expected to close in the first quarter of 2008 and to become accretive to 2009 earnings. The Board of Directors of each company unanimously approved the transaction and it is subject to other customary approvals.

“This strategic combination achieves our goal of diversifying our product and service offerings with attractive benefits to our trading clients while generating strong financial returns. Our goal at NASDAQ continues to be to develop customer-focused products and solutions that serve our issuer and trading client base,” stated Bob Greifeld, President and Chief Executive Officer of NASDAQ. “NASDAQ has extensive experience in integrating technologies and businesses and we will be able to seamlessly integrate PHLX with the NASDAQ Stock Market.”

Philadelphia Stock Exchange Chairman and Chief Executive Sandy Frucher commented, “After a lengthy, in-depth review of alternatives for the future of this exchange, we believe that combining with NASDAQ is the best outcome for our customers, shareholders and the trading community as a whole. No other exchange is better positioned for the future based on technology, products and overall passion for continuously redefining the definition and value of stock exchanges around the world. We have watched NASDAQ evolve into a multi-asset, world class global enterprise. We’re truly excited about our prospects for the future as part of NASDAQ and look forward to having an active role in improving trading efficiency and stock exchange value.”

NASDAQ currently plans to preserve the Philadelphia Stock Exchange’s market structure, continuing to operate the electronic options trading platform alongside the options trading floor in Philadelphia. A key asset in this transaction is PHLX’s proprietary trading platform, which has demonstrated best in class capacity, speed and system reliability within the U.S. derivatives markets. As previously announced, NASDAQ will launch a separate, electronic price/time options trading system in December. Once the transaction closes, NASDAQ will be the only market offering customers both exchange models — a market maker driven model and price/time order book model. As part of the transaction, the Philadelphia Stock Exchange’s operations will become part of NASDAQ’s Market Services business. Upon closing, NASDAQ will become the third largest options market in the U.S. with 15% of market share.

“Philadelphia has successfully offered floor and electronic trading for some time. We think this capability will continue to be the best approach to serving options traders as the options market continues to evolve,” said Chris Concannon, NASDAQ Executive Vice President of Transaction Services. “In addition to firmly establishing NASDAQ’s presence in the options market, this acquisition also enhances our organic growth strategy, which will come to fruition next month when we launch our price/time priority options platform.”

Following the close of the transaction, Mr. Greifeld will continue to lead The Nasdaq Stock Market, Inc., including the Philadelphia Stock Exchange. Mr. Frucher will continue as CEO of the Philadelphia Stock Exchange.

In addition to the options market, as part of the Philadelphia Stock Exchange acquisition, NASDAQ will acquire a futures market operated by the Philadelphia Board of Trade (PBOT), an equities business, and the Stock Clearing Corporation of Philadelphia (SCCP).

Banc of America Securities LLC acted as exclusive financial advisor to NASDAQ in this transaction. Arnold & Porter LLP served as legal counsel. The Philadelphia Stock Exchange was advised by Greenhill & Co and Robert A.Gerard. Willkie Farr & Gallagher LLP served as legal counsel.

Analyst/Investor and Media Briefings

NASDAQ will host analyst/investor and media briefings via teleconference today regarding this announcement. Senior management will be available for questions following brief remarks on each teleconference. Details are as follows:

Who:	Robert Greifeld, President & Chief Executive Officer
David Warren, Chief Financial Officer Chris Concannon, EVP of Transaction Services Sandy Frucher, Chairman and CEO of the Philadelphia Stock Exchange

When:	November 7, 2007 at 8:30 A.M. (investor/analyst)
November 7, 2007 at 10:00 A.M. (media)

Where:	Via teleconference

Analyst/investor teleconference dial-in:

Title:	NASDAQ Conference Call
Start Time:	8:30 A.M. ET
Domestic dial-in:	(866) 765-6327
International dial-in:	(913) 312-6621

All participants can access the conference via Internet webcast through the NASDAQ Investor Relations website at

http://ir.nasdaq.com/.

An audio replay of the conference will be available on the NASDAQ

Investor Relations website at http://ir.nasdaq.com/ or by dialing

(888) 203-1112 (U.S.) or (719) 457-0820 (International) and the

replay pass code 3536324.

Media teleconference dial-in:

Title:	NASDAQ Conference Call
Start Time:	10:00 A.M. ET
Domestic dial-in:	(888) 661-5140
International dial-in:	(913) 312-0637

About NASDAQ

NASDAQ is the largest U.S. electronic stock market. With approximately 3,100 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom/.

About Philadelphia Stock Exchange

The Philadelphia Stock Exchange was founded in 1790. The PHLX trades more than 7,000 stocks, 2,520 equity options, 19 sectors index options, options on all major currencies, and futures through its subsidiary, The Philadelphia Board of Trade (PBOT). For more information about the PHLX and its products, visit www.phlx.com.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. NASDAQ cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the proposed transaction, NASDAQ’s ability to implement its strategic and business initiatives, financial expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NASDAQ’s filings with the U.S. Securities Exchange Commission (the “SEC”), including its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.nasdaq.com and on the SEC’s website at http://www.sec.gov. NASDAQ undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

This news release was distributed by PrimeNewswire, www.primenewswire.com

SOURCE: The Nasdaq Stock Market, Inc.

Nasdaq Stock Market, Inc.

Media Contact:

Bethany Sherman

(212) 401-8714

bethany.sherman@nasdaq.com

Investor Contact:

Vincent Palmiere

(301) 978-5242

vincent.palmiere@nasdaq.com

Sloane & Company

Elliot Sloane

(212) 446-1860

esloane@sloanepr.com

Philadelphia Stock Exchange

Barbara Sorid

(213) 496-5200

barbara.sorid@phlx.com